Exhibit 99.1

Erie Indemnity Reports First Quarter 2012 Results

1Q 2012 Highlights

Indemnity Shareholder Interest:

•	Net income attributable to Indemnity per share-diluted was $0.67 per share in the first quarter of 2012 compared to net income per share-diluted of $0.78 per share in the first quarter of 2011. The first quarter 2011 net income amount includes $0.02 per share-diluted related to the sale of Erie Family Life Insurance Company.

•	Operating income attributable to Indemnity per share-diluted (excluding net realized gains or losses, impairments on investments and related taxes) was $0.64 per share in the first quarter of 2012 compared to $0.77 per share-diluted in the first quarter of 2011. The first quarter 2011 operating income amount includes $0.02 per share-diluted related to the sale of Erie Family Life Insurance Company.

•	Indemnity’s management operations pretax income totaled $46 million in the first quarter of 2012 compared to $48 million in the first quarter of 2011. The gross margin from management operations was 16.8 percent in the first quarter of 2012 compared to 18.6 percent in the first quarter of 2011.

•	Indemnity’s investment operations pretax income totaled $8 million for the first quarter of 2012 compared to $16 million for the first quarter of 2011.

Erie, Pa. – May 3, 2012 – Erie Indemnity Company (NASDAQ: ERIE) today announced first quarter 2012 earnings of $36 million, compared to earnings of $44 million in the first quarter of 2011. Operating income was $34 million in the first quarter of 2012, compared to operating income of $43 million in the first quarter of 2011.

Note: The accompanying consolidated financial statements of Erie Indemnity Company (“Indemnity”) reflect the consolidated results of Indemnity and the Erie Insurance Exchange (“Exchange”), which we refer to collectively as the “Erie Insurance Group.”

Indemnity, or Indemnity shareholder interest, refers to the interest in Erie Indemnity Company owned by the Class A and Class B shareholders. The Exchange refers to the noncontrolling interest held for the interest of the subscribers (policyholders), and includes its interest in its property and casualty subsidiaries and Erie Family Life Insurance Company (“EFL”).

The following table shows the consolidated results of the Erie Insurance Group by operating segment:

Results of the Erie Insurance Group’s Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	1Q’12	1Q’11	1Q’12	1Q’11	1Q’12	1Q’11	1Q’12	1Q’11

Management operations	$46	$48	$-	$-	$(39)	$(40)	$7	$8
Property and casualty insurance operations	—	—	75	49	42	43	117	92
Life insurance operations	—	3	9	10	0	0	9	13
Investment operations	8	16	396	286	(3)	(3)	401	299

Income from operations before income taxes and noncontrolling interest	54	67	480	345	—	—	534	412
Provision for income taxes	18	23	162	115	—	—	180	138

Net income	$36	$44	$318	$230	$—	$—	$354	$274

The following sections highlight and discuss the results of the management, property and casualty insurance, life insurance, and investment operations related to the Indemnity shareholder interest.

Management Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	1Q’12	1Q’11	1Q’12	1Q’11	1Q’12	1Q’11	1Q’12	1Q’11

Management fee revenue, net	$269	$251	$—	$—	$(269)	$(251)	$—	$—
Service agreement revenue	7	8	—	—	—	—	7	8

Total revenue from management operations	276	259	—	—	(269)	(251)	7	8
Cost of management operations	230	211	—	-	(230)	(211)	-	-

Income from management operations before taxes	$46	$48	$—	$-	$(39)	$(40)	$7	$8

Gross margin	16.8%	18.6%

•	The management fee rate was 25 percent for both the first quarters of 2012 and 2011. Direct written premium of the property and casualty insurance operations, upon which the management fee is calculated, increased 6.9 percent in the first quarter of 2012, due to a 2.6 percent increase in policies in force and a 3.3 percent increase in the year-over-year average premium per policy for all lines of business at March 31, 2012.

•	The cost of management operations increased to $230 million in the first quarter 2012 from $211 million in the first quarter of 2011. First quarter 2012 commissions increased $11 million compared to the first quarter of 2011, primarily as a result of the 6.9 percent increase in direct written premium of the property and casualty insurance operations. Agent bonuses also increased slightly due to an increase in the profitability component of the bonus as a result of factoring in the most recent year’s underwriting data. Non-commission expense increased $8 million in the first quarter of 2012 compared to the first quarter of 2011, primarily due to increases in salaries and benefits of $4 million, software costs of $2 million, and technology related professional fees of $1 million.

Property and Casualty Insurance Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	1Q’12	1Q’11	1Q’12	1Q’11	1Q’12	1Q’11	1Q’12	1Q’11

Net premiums earned	$—	$—	$1,069	$1,014	$-	$-	$1,069	$1,014

Losses and loss expenses	—	—	692	683	(1)	(1)	691	682
Policy acquisition and other underwriting expenses	—	—	302	282	(41)	(42)	261	240

Total losses and expenses	—	—	994	965	(42)	(43)	952	922

Income from property and casualty insurance operations before taxes	$—	$—	$75	$49	$42	$43	$117	$92

Combined ratio	—	—	93.0%	95.2%

•	All property and casualty underwriting results accrue to the interest of the subscribers (policyholders) of the Exchange, or noncontrolling interest.

Life Insurance Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	1Q’12	1Q’11	1Q’12	1Q’11	1Q’12	1Q’11	1Q’12	1Q’11

Total revenue	$—	$10	$43	$34	$0	$0	$43	$44
Total benefits and expenses	—	7	34	24	0	0	34	31

Income from life insurance operations before taxes	$—	$3	$9	$10	$0	$0	$9	$13

•	Prior to and through March 31, 2011, Indemnity retained a 21.6 percent ownership interest in EFL which accrued to the Indemnity shareholder interest. Due to the sale of Indemnity’s ownership interest in EFL to the Exchange on March 31, 2011, 100 percent of the life insurance results accrue to the interest of the subscribers (policyholders) of the Exchange, or noncontrolling interest, beginning in the second quarter of 2011.

Investment Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	1Q’12	1Q’11	1Q’12	1Q’11	1Q’12	1Q’11	1Q’12	1Q’11

Net investment income	$4	$4	$83	$81	$(3)	$(3)	$84	$82
Net realized gains on investments	3	1	293	144	—	—	296	145
Net impairment losses recognized in earnings	0	0	0	0	—	—	0	0
Equity in earnings of limited partnerships	1	11	20	61	—	—	21	72
Income from investment operations before taxes	$8	$16	$396	$286	$(3)	$(3)	$401	$299

•	Net investment income, which primarily includes interest and dividends on Indemnity’s fixed maturity and equity security portfolios, was unchanged at $4 million in the first quarter of 2012 compared to the first quarter of 2011.

•	Net realized gains on investments increased $2 million due to valuation increases in Indemnity’s common stock portfolio.

•	There were no net impairment losses recognized in earnings for Indemnity in the first quarter of 2012 and 2011.

•	Equity in earnings of limited partnerships decreased $10 million in the first quarter of 2012, due to lower earnings from the private equity and real estate sectors compared to the first quarter of 2011.

Share Repurchase Program

In the first quarter of 2012, we repurchased 0.2 million shares of our outstanding Class A nonvoting common stock at a total cost of $17 million in conjunction with our current stock repurchase program. In October 2011, our Board of Directors approved a continuation of the current stock repurchase program for a total of $150 million, with no time limitation. This repurchase authority included, and was not in addition to, any unspent amounts remaining under the prior authorization. As of April 19, 2012, we had approximately $117 million in repurchase authority remaining under the program.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 12th largest automobile and 14th largest homeowners insurer in the United States based on direct premiums written and the 20th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has over 4.3 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company. Erie Insurance is proud to be named a J.D. Power and Associates’ 2012 Customer Service Champion and is one of only 50 U.S. companies so named. Erie Insurance has also been recognized on the list of Ward’s 50 Group of top performing insurance companies. The Ward’s 50 award analyzes the financial performance of 3,000 property and casualty companies and nearly 800 life and health insurance companies and recognizes the top performers for achieving outstanding financial results in safety and consistency over a five-year period (2006-2010).

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein. Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, agency relationships, and compliance with contractual and regulatory requirements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

Risk factors related to the Indemnity shareholder interest:

•	dependence on Indemnity’s relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations, including information technology systems;

•	factors affecting the quality and liquidity of Indemnity’s investment portfolio;

•	credit risk from the Exchange;

•	Indemnity’s ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigations against Indemnity.

Risk factors related to the non-controlling interest owned by the Exchange, which includes the Property and Casualty Group and EFL:

•	general business and economic conditions;

•	dependence upon the independent agency system;

•	ability to maintain our reputation for customer service;

•	factors affecting insurance industry competition;

•	changes in government regulation of the insurance industry;

•	premium rates and reserves must be established from forecasts of ultimate costs;

•	emerging claims, coverage issues in the industry, and changes in reserve estimates related to the property and casualty business;

•	changes in reserve estimates related to the life business;

•	severe weather conditions or other catastrophic losses, including terrorism;

•	the Exchange’s ability to acquire reinsurance coverage and collectability from reinsurers;

•	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

•	the Exchange’s ability to meet liquidity needs and access capital;

•	the Exchange’s ability to maintain acceptable financial strength rating;

•	outcome of pending and potential litigations against the Exchange; and

•	dependency upon the service provided by Indemnity.

A forward-looking statement speaks only as of the date on which it is made and reflects Indemnity’s analysis only as of that date. Indemnity undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.